                                                                   EXHIBIT 10.22





                            FOURTH AMENDMENT TO LEASE




                                     between




              500-512 SEVENTH AVENUE LIMITED PARTNERSHIP, Landlord




                                       and




                              iVILLAGE INC., Tenant

                            FOURTH AMENDMENT TO LEASE

         THIS FOURTH AMENDMENT TO LEASE (this "Amendment") made as of the 3rd day of December, 2001, by and between 500-512 SEVENTH AVENUE LIMITED PARTNERSHIP, a New York limited partnership, having an office c/o Newmark & Company Real Estate, Inc., 125 Park Avenue, New York, New York 10017 ("Landlord"), and iVILLAGE INC., a Delaware corporation, having an office at 500 Seventh Avenue, New York, New York ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, by Agreement of Lease dated as of March 14, 2000, by and between Landlord and Tenant, as amended by that certain First Amendment to Lease dated as of June 7, 2000, and further amended by that certain Second Amendment to Lease dated as of January 10, 2000 (the "Second Amendment"), and that certain Third Amendment to Lease dated as of October 17, 2001 (such lease, as the same may have been or may hereafter be amended, is hereinafter called the "Lease"), Landlord did demise and let unto Tenant and Tenant did hire and take from Landlord in the buildings located at 500 Seventh Avenue (the "500 Building") and at 512 Seventh Avenue (the "512 Building") each in the borough of Manhattan, City and State of New York (hereinafter collectively known as the "Building"), the entire rentable area of the fourteenth (14th) floor and a portion of the twelfth (12th) floor in the 500 Building, and the entire eleventh (11th), twelfth (12th) and thirteenth (13th) floors in the 512 Building (collectively, the Demised Premises"), as more particularly described in the Lease;

         WHEREAS, the term of the Lease currently expires on April 30, 2015; and

         WHEREAS, Landlord and Tenant desire to modify and amend certain provisions of the Lease, subject to the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the agreements hereinafter contained, it is mutually covenanted and agreed as follows:

         1. All capitalized terms used herein shall have the meanings ascribed to them in the Lease unless otherwise specifically set forth herein to the contrary.

         2. Landlord and Tenant acknowledge and agree that the Second Amendment is incorrectly dated. The date of the Second Amendment is hereby amended such that the Second Amendment shall be deemed dated "as of January 10, 2001", and not as of January 10, 2000 as such date appears on the Second Amendment.

         3. Section 13.07 of the Lease is hereby amended by deleting "thirty
(30)" in the last sentence of the paragraph and substituting "twenty (20)" in lieu thereof and by adding the following:

                  "In the event a mechanic's lien (the "Lien") is filed, Landlord shall have the right and option, in its sole discretion, to (i) draw and apply a portion of the Letter of Credit in the full amount of the Lien, plus twenty (20%) percent (the "Lien Amount"), or (ii) deduct from Tenant's remaining Construction Payment the Lien Amount. In addition to any right or remedy Landlord may have under the Lease, Landlord may, but shall not be obligated to, discharge the Lien by applying the Lien Amount drawn and held by Landlord in accordance with the preceding sentence to the amount claimed to be due under the Lien or by procuring the discharge of the Lien by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of the Lien by the lienor and to pay, for Tenant's account and subject to reimbursement thereof, as hereinafter provided, the amount of the judgment in favor of the lienor with interest, costs and allowances. Tenant hereby agrees to reimburse and to pay to Landlord on demand, as additional rent, all costs and expenses, including, without limitation, reasonable attorney's fees, incurred by Landlord in connection therewith, together with interest at the Interest Rate from the respective dates of Landlord's notice to Tenant of the making of the payment or the incurring of the cost and expense, including such attorney's fees. Tenant further agrees that in the event that Landlord applies or retains any portion of the Letter of Credit, as set forth in subparagraph (i) above, the amount not so used, applied or retained shall continue to be treated as Tenant's security under this Lease, and Tenant shall restore the amount so applied or retained in accordance with Section
                  6.01 of this Lease, so that at all times the amount deposited shall be $8,474,380.10. The Lien Amount shall be held by Landlord in escrow and in the event Landlord elects not to discharge the Lien in accordance with the provisions of this
                  Section 13.07, Tenant shall discharge the Lien in accordance with this Lease and Landlord shall return or credit (as applicable) the Lien Amount upon discharge of the Lien, less any reasonable costs and expenses incurred by Landlord, including without limitation, reasonable attorney's fees. In the event Landlord elects to discharge the Lien in accordance with the provisions of this Section 13.07, Landlord agrees to refund, within five (5) Business Days of such discharge, any portion of the Lien Amount remaining, if any, after discharging the Lien and after reimbursement of Landlord's costs and expenses, including, without limitation reasonable attorneys fees, in connection with such discharge."

         4. Section 25.02(b) of the Lease is hereby amended by adding the following after the word "necessary" in the last line of Section 25.02(b):

                  "; notwithstanding the foregoing, the cure period set forth in this Section 25.02(b) with respect to a default under Section
                  13.07 hereof shall be twenty (20) days only (as opposed to thirty days as provided herein)"

         5. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Amendment. Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Paragraph 5 being untrue.

         6. Except as expressly set forth in this Amendment, the terms and conditions of the Lease shall continue in full force and effect without any change or modification and shall apply for the balance of the term of the Lease as hereby extended and are hereby ratified and confirmed. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern.

         7. This Amendment shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Amendment shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

         8. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

         9. All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Amendment, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Amendment.

         10. This Amendment shall be interpreted and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of laws.

         11. If any provision of this Amendment shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Amendment and to this end the provisions of this Amendment are intended to be and shall be severable. Notwithstanding the foregoing sentence, if (i) any provision of this Amendment is finally determined by a court of competent jurisdiction to be unenforceable or invalid in whole or in part, (ii) the opportunity for all appeals of such determination have expired, and (iii) such unenforceability or invalidity alters the substance of this Amendment (taken as a whole) so as to deny either party, in a material way, the realization of the intended benefit of its bargain, such party may terminate this Amendment within thirty (30) days after the final determination by notice to the other. If such party so elects to terminate this Amendment, then this Amendment shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except those obligations which expressly survive the termination of this Amendment.

         12. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY EITHER PARTY IN CONNECTION HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AMENDMENT ON THE GROUNDS THAT THIS AMENDMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).

         13. This Amendment may be executed in any number of counterparts. It is not necessary that all parties sign all or any one of the counterparts, but each party must sign at least one counterpart for this Amendment to be effective.

         14. This Amendment shall not be binding upon either party unless and until it is fully executed and delivered to both parties.

                                    * * * * *

            [The remainder of this page is left intentionally blank;
                          the signature page follows.]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.


                                LANDLORD:

                                500-512 SEVENTH AVENUE LIMITED
                                PARTNERSHIP

                                By:     500-512 ArCap LLC

                                        By:      /s/ Stephen Abelman
                                                 -------------------------------
                                                 Stephen Abelman
                                                 Authorized Representative


                                TENANT:

                                iVILLAGE INC.


                                By:     /s/ Steven A. Elkes
                                        --------------------------------
                                        Name:  Steven A. Elkes
                                        Title: Executive Vice President--
                                               Operations and Business Affairs